Exhibit 23.1

CONSENT OF WARREN AVERETT, LLC

Independent Registered Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-          ) of our reports dated July 19, 2016 and July 10, 2015, with respect to the consolidated financial statements of CytoDyn Inc. (the “Company”) appearing in the Company’s Annual Reports on Form 10-K for the years ended May 31, 2016 and 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Warren Averett, LLC

Warren Averett, LLC

Tampa, Florida

September 29, 2016